UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2013

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Form 8-K/A amends the Current Report on Form 8-K of Sunstone Hotel Investors, Inc. (the “Company”) filed on May 6, 2013. The sole purpose of this Form 8-K/A is to provide financial information regarding the Company’s acquisition of the Hilton New Orleans St. Charles Avenue as required by Item 9.01, which was not included in the original Form 8-K filing announcing the acquisition of the hotel.

Item 9.01              Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

On May 1, 2013, the Company acquired the fee-simple interest in the 250-room Hilton New Orleans St. Charles Avenue for a gross purchase price of $59.35 million, excluding closing costs and prorations. The acquisition, which was structured as a tax-deferred exchange, was funded with a portion of the proceeds received from the sale of the Company’s Rochester Portfolio in January 2013.

The audited balance sheet of the Hilton New Orleans St. Charles Avenue as of December 31, 2012, and the related statements of income, members’ equity and cash flows for the year ended December 31, 2012 are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(b)         Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of the Company as of December 31, 2012, and the unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 2012 are attached hereto as Exhibit 99.2 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 15, 2013	By:	/s/ Bryan A. Giglia
Bryan A. Giglia (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1	St. Charles Hotel Investors, LLC Financial Statements as of December 31, 2012, and for the year ended December 31, 2012
99.2	Sunstone Hotel Investors, Inc.’s Unaudited Pro Forma Condensed Consolidated Financial Statements as of December 31, 2012, and for the year ended December 31, 2012